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                                                                Exhibit 23(a)(4)

                           BARR ROSENBERG SERIES TRUST

                               AMENDMENT NO. 3 TO
                       AGREEMENT AND DECLARATION OF TRUST


         The undersigned, being all of the trustees of Barr Rosenberg Series Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated April 1, 1988, as amended, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that the creation of three new Series of the Trust is consistent with the fair and equitable treatment of all Shareholders, do hereby direct that this Amendment No. 3 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby consent to and adopt the following amendment to the Agreement and Declaration of Trust:

         1. The first sentence of Section 6 of Article III of the Second Amended and Restated Agreement and Declaration of Trust is amended and restated to read in its entirety to read as follows:

                           "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes of Shares or to modify the rights and preferences of any Series or Class, the "AXA Rosenberg Japan Fund" (formerly the Japan Series), "AXA Rosenberg U.S. Small Capitalization Fund" (formerly the U.S. Small Capitalization Series and, prior to that, the Small Capitalization Series), "AXA Rosenberg International Small Capitalization Fund" (formerly the International Small Capitalization Series), "AXA Rosenberg Value Market Neutral Fund" (formerly the Barr Rosenberg Market Neutral Fund), "AXA Rosenberg Double Alpha Market Fund" (formerly the Barr Rosenberg Double Alpha Market Fund), "AXA Rosenberg Select Sectors Market Neutral Fund" (formerly the Barr Rosenberg Select Sectors Market Neutral Fund), "AXA Rosenberg Enhanced 500 Fund," "AXA Rosenberg International Equity Fund" and "AXA Rosenberg Multi-Strategy Market Neutral Fund" shall be, and are hereby, established and designated; and with respect to the AXA Rosenberg U.S. Small Capitalization Fund, the

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         Institutional Shares Class, Adviser Shares Class and Investor Shares
         Class, which may be issued by such Series from time to time, shall be, and are hereby, established and designated, and with respect to the AXA Rosenberg Japan Fund, the Institutional Shares Class and Investor Shares Class, which may be issued by such Series from time to time, shall be, and are hereby, established and designated, and with respect to the AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Value Market Neutral Fund, AXA Rosenberg Double Alpha Market Fund, AXA Rosenberg Select Sectors Market Neutral Fund, AXA Rosenberg Enhanced 500 Fund, AXA Rosenberg International Equity Fund and AXA Rosenberg Multi-Strategy Market Neutral Fund, the Institutional Shares Class, Investor Shares Class, and one or more of Class A, Class B and Class C, which may be issued by each such Series from time to time, shall be, and are hereby, established and designated, all of which Classes shall have the respective rights and preferences as are set forth in the Plan attached as Exhibit 3.6 hereto as such Plan may be amended from time to time by the Board of Trustees."

         The foregoing amendment shall become effective upon execution by the undersigned trustees. This amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.


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         IN WITNESS WHEREOF, each of the undersigned Trustees as aforesaid do hereto set their hands this 5th day of June, 2000.

                                                     NILS H. HAKANSSON
                                                     -----------------
                                                     Nils Hakansson

                                                     KENNETH REID
                                                     -----------------
                                                     Kenneth Reid

                                                     WILLIAM F. SHARPE
                                                     -----------------
                                                     William F. Sharpe

                                                     DWIGHT M. JAFFEE
                                                     -----------------
                                                     Dwight M. Jaffee


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